Exhibit 99.1
Press Release

COSTCO WHOLESALE CORPORATION REPORTS MARCH SALES RESULTS AND ANNOUNCES AN INCREASE IN ITS QUARTERLY CASH DIVIDEND
ISSAQUAH, Wash., April 10, 2024 – Costco Wholesale Corporation (“Costco” or the “Company”) (Nasdaq: COST) today reported net sales of $23.48 billion for the retail month of March, the five weeks ended April 7, 2024, an increase of 9.4 percent from $21.46 billion last year.
Net sales for the first 31 weeks were $146.64 billion, an increase of 6.4 percent from $137.77 billion last year.
Comparable sales for the periods ended April 7, 2024 were as follows:

	5 Weeks	31 Weeks
U.S.	7.3%	3.8%
Canada	8.9%	8.1%
Other International	8.6%	9.6%
Total Company	7.7%	5.2%
E-commerce	28.3%	14.8%
Comparable sales excluding the impacts from changes in gasoline prices and foreign exchange were as follows:

	5 Weeks	31 Weeks
U.S.	7.4%	4.3%
Canada	7.3%	8.5%
Other International	8.4%	7.9%
Total Company	7.5%	5.3%
E-commerce	28.0%	14.5%
This year's retail month of March was impacted by the shift in timing of Easter. The shift positively impacted total and comparable sales by approximately one-half percent.
Additional discussion of these results is available in a recorded message. It can be accessed by visiting investor.costco.com (click on "Events & Presentations"). This message will be available through 4:00 p.m. (PT) on Wednesday, April 17, 2024.
The company also announced today that its Board of Directors has declared a quarterly cash dividend on Costco common stock and approved a quarterly increase from $1.02 to $1.16 per share, $4.64 on an annualized basis. The dividend is payable May 10, 2024, to shareholders of record at the close of business on April 26, 2024.
Costco currently operates 876 warehouses, including 604 in the United States and Puerto Rico, 108 in Canada, 40 in Mexico, 33 in Japan, 29 in the United Kingdom, 18 in Korea, 15 in Australia, 14 in Taiwan, six in China, four in Spain, two in France, and one each in Iceland, New Zealand and Sweden. Costco also operates e-commerce sites in the U.S., Canada, the U.K., Mexico, Korea, Taiwan, Japan and Australia.

Press Release

Certain statements contained in this document and the pre-recorded message constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. In some cases forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, inflation or deflation, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, breaches of security or privacy of member or business information, conditions affecting the acquisition, development, ownership or use of real estate, capital spending, actions of vendors, rising costs associated with employees (generally including health-care costs), energy and certain commodities, geopolitical conditions (including tariffs and the Ukraine conflict), the ability to maintain effective internal control over financial reporting, regulatory and other impacts related to climate change, public-health related factors, and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update these statements, except as required by law. Comparable sales and comparable sales excluding impacts from changes in gasoline prices and foreign exchange are intended as supplemental information and are not a substitute for net sales presented in accordance with GAAP.
CONTACTS:    Costco Wholesale Corporation
David Sherwood, 425/313-8239
Josh Dahmen, 425/313-8254
Andrew Yoon, 425/313-6305

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